UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                        GENERAL SIGNAL CORPORATION


                                 FORM 8-K
                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934





     Date of Report                          February 4, 1994
(Date of earliest event reported)


                        GENERAL SIGNAL CORPORATION
          (exact name of registrant as specified in its charter)



                                 NEW YORK
              (State or other jurisdiction of incorporation)


          1-996                                    16-0445660
(Commission File Number)                          (IRS Employer
                                             Identification Number)

P.O. Box 10010
HIGH RIDGE PARK, STAMFORD, CONNECTICUT                           06904
(Address of principal executive offices)                         (Zip Code)



                              (203) 357-8800
           (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

          The company announced its earnings for the quarter and year ended December 31, 1993 on February 3, 1994. Unaudited statements of earnings, sector highlights and balance sheet are attached.

                      GENERAL SIGNAL CORPORATION
                  CONSOLIDATED STATEMENT OF EARNINGS
                            (Unaudited)
                 (In thousands except per-share data)

                                             Three Months Ended
                                                 December 31,
                                              1993           1992

 Net sales                               $   393,769    $   392,381

 Cost of sales                               285,094 (1)    276,760
 Selling, general and administrative
  expenses                                    79,117         78,887
 Transaction and consolidation charges        13,200 (2)      --
 Dispositions of business and
  restructuring:
      Prior dispositions                      19,60  (3)      --
      Semiconductor                          (10,600)(1)     85,600
  Total operating costs and expenses         386,411        441,247

 Operating earnings (loss)                     7,358        (48,866)

 Interest expense, net                        (2,862)        (5,685)

 Earnings (loss) from continuing
  operations before income taxes               4,496        (54,551)

 Income taxes                                   (362)(4)    (17,410)

 Earnings (loss) before extraordinary
  charge                                       4,858        (37,141)

 Extraordinary charge, net of taxes              --            (330)

 Net earnings (loss)                     $     4,858    $   (37,471)

 Earnings (loss) per share of common stock:
      Continuing operations              $      0.10    $     (0.88)
      Extraordinary charge                        --          (0.01)

 Net earnings (loss)                     $      0.10    $     (0.89)

 Average common shares outstanding            47,285         42,033


(1) During the fourth quarter of 1993, the company identified $10.6 million of excess reserves relating to the disposition of the semiconductor equipment operations (SEO) as a result of higher proceeds from the sale of units and lower severance costs. Also during the fourth quarter, $10.5 million was provided in cost of sales to reflect the results of our continuing review of world-wide assets to identify any permanent declines in their value as a result of manufacturing productivity improvements and refinements in the strategic direction of our business units.

(2) Provided for transaction and consolidation charges related to the acquisition of Revco Scientific, Inc. Prior periods presented were restated for Revco, which was accounted for as a pooling of interests.

(3) Provided primarily for valuation of assets and liabilities and other matters related to the company's previously divested operations.

(4) During the fourth quarter of 1993, the audit of the company's consolidated federal income returns for the years 1989-90 was concluded. The company subsequently determined that certain tax reserves were no longer required and recognized the related benefit.

                      GENERAL SIGNAL CORPORATION
                 CONSOLIDATED STATEMENT OF EARNINGS
                             (Unaudited)
                 (In thousands except per-share data)

                                               Year Ended
                                              December 31,
                                           1993            1992

Net sales                              $ 1,530,006    $ 1,674,205

Cost of sales                            1,100,590 (1)  1,205,622
Selling, general and administrative
   expenses                                308,370        339,818
Transaction and consolidation charges       13,200 (2)         --
Dispositions of business and
   restructuring:
       Prior dispositions                   19,600 (3)         --
       Semiconductor and restructuring     (22,700)(1)     85,600
   Total operating costs and expenses    1,419,060      1,631,040

Operating earnings                         110,946         43,165

Interest expense, net                      (16,548)       (24,379)

Earnings from continuing operations
       before income taxes                  94,398         18,786

Income taxes                                27,802 (4)      6,321

Earnings before extraordinary charge and
   cumulative effect of accounting changes  66,596         12,465

Extraordinary charge, net of taxes          (6,576) (5)      (330)
Cumulative effect of accounting changes    (25,300) (6)   (92,400)

Net earnings (loss)                     $   34,720    $   (80,265)

Earnings (loss) per share of common stock:
       Continuing operations            $     1.47    $      0.30
       Extraordinary charge                  (0.14)         (0.01)
       Cumulative effect of
       accounting changes                    (0.56)         (2.21)

Net earnings (loss)                     $     0.77    $     (1.92)

Average common shares outstanding           45,205         41,753

(1) During the year, the company identified $53.2 million of excess reserves relating to the disposition of SEO, and provided $30.5 million for restructuring the continuing operations of the company. As a result, $22.7 million of excess SEO reserves were returned to operating income. Also during the year, $22.5 million was provided in cost of sales for valuation of world-wide assets.

(2) Provided for transaction and consolidation charges primarily related to the acquisition of Revco Scientific, Inc. Prior periods presented were restated for Revco, which was accounted for as a pooling of interests.

(3) Provided primarily for valuation of assets and liabilities and other matters related to the company's previously divested operations.

(4) During the fourth quarter of 1993, the audit of the company's consolidated federal income returns for the years 1989-90 was concluded. The company subsequently determined that certain tax reserves were no longer required and recognized the related benefit. Exclusive of this benefit, the effective tax rate for the year was 33.5 percent.

(5)  Results from early extinguishment of debt.

(6)  Adoption of SFAS no. 112, "Employers' Accounting for Postemployment
Benefits".

                      GENERAL SIGNAL CORPORATION
                         SECTOR PERFORMANCE
                             (Unaudited)
                            (In thousands)

                                      Three Months Ended December 31,
                                           1993            1992

NET SALES

Process Controls                      $  181,800       $  183,500
Electrical Controls                      144,000          142,200
Industrial Technology                     68,000           66,700
Dispositions and restructurings               --               --
                                      $  393,800       $  392,400

OPERATING EARNINGS:

Process Controls                      $    9,100 (1)   $   18,000
Electrical Controls                       11,500           11,000
Industrial Technology                     12,400           12,300
Special charges                          (13,200)(2)           --
Dispositions of businesses and
    restructuring                         (9,000)(3)      (85,600)

Total operating earnings before
    unallocated expenses, equity
             income and interest      $   10,800       $  (44,300)


                                             Year Ended December 31,
                                              1993           1992

NET SALES

Process Controls                      $  721,600       $  739,000
Electrical Controls                      547,100          567,500
Industrial Technology                    261,300          232,800
Dispositions and restructuring                --          134,900
                                      $1,530,000       $1,674,200

OPERATING EARNINGS:

Process Controls                      $   52,300(1)    $   69,800
Electrical Controls                       35,700(1)        43,200
Industrial Technology                     44,800           32,900
Special charges                          (13,200)(2)       (7,400)
Dispositions of businesses and
    restructuring                          3,100 (3)      (85,600)

Total operating earnings before
    unallocated expenses, equity
    income and interest               $  122,700       $   52,900



(1) 1993 results include charges of $22.5 million ($18.5 million for Process Controls and $4.0 million for Electrical Controls) of which $10.5 million was incurred in Process Controls during the fourth quarter.

(2) Provided for costs associated with the Revco Scientific, Inc. acquisition. Prior periods presented have been restated for Revco, which was accounted for as a pooling of interests.

(3) Fourth quarter results include a charge of $19.6 million related to previously divested businesses and income of $10.6 million from the identification of excess SEO reserves. 1993 results include charges of $30.5 million for restructuring ($24.0 million for Process Controls and $6.5 million for Electrical Controls), $19.6 million for previously divested businesses and $53.2 million of income related to the reversal of excess SEO reserves.

                      GENERAL SIGNAL CORPORATION
                      CONSOLIDATED BALANCE SHEET
                             (Unaudited)
                            (In thousands)


                                       December 31,   December 31,
                                              1993           1992  (1)
ASSETS

Current assets:

  Cash and cash equivalents             $    1,253   $   16,455
  Accounts receivable                      255,534      258,608
  Inventories                              196,286      205,883
  Prepaid expenses and other
    current assets                          55,482       57,965
  Assets held for sale at estimated
    realizable value                        25,675       91,069
  Deferred income taxes                     60,315       63,660
                                           594,545      693,640

Property, plant and equipment              263,353      246,858

Intangibles                                184,240      181,190

Other assets                               134,314      107,186

Deferred and refundable income taxes        48,389       29,554

                                        $1,224,841   $1,258,428


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:

  Short term borrowings and current
    maturities of long-term debt        $    9,334  $    13,759
  Accounts payable                         131,300      130,672
  Accrued expenses                         177,829      180,344
  Income taxes                               7,385       21,067

                                           325,848      345,842

Long-term debt less current maturities     191,382      367,654

Accrued postretirement benefits            147,765      152,500

Other liabilities                           34,660       17,583

Shareholders' equity                       525,186      374,849

                                        $1,224,841   $1,258,428


(1) Restated for the acquisition of Revco, which was accounted for as a pooling of interests.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     GENERAL SIGNAL CORPORATION


                                     /s/ Terry J. Mortimer
                                     Terry J. Mortimer
                                     Vice President and Controller
                                     Chief Accounting Officer
                                     February 4, 1994